Exhibit 99.1
MSCI Reports Financial Results for
Second Quarter and Six Months 2024

New York – July 23, 2024 – MSCI Inc. (“MSCI” or the “Company”) (NYSE: MSCI), a leading provider of critical decision support tools and services for the global investment community, today announced its financial results for the three months ended June 30, 2024 (“second quarter 2024”) and six months ended June 30, 2024 (“six months 2024”).

Financial and Operational Highlights for Second Quarter 2024
(Note: Unless otherwise noted, percentage and other changes are relative to the three months ended June 30, 2023 (“second quarter 2023”) and Run Rate percentage changes are relative to June 30, 2023).

•Operating revenues of $707.9 million, up 14.0%; Organic operating revenue growth of 9.7%
•Recurring subscription revenues up 14.4%; Asset-based fees up 18.2%
•Operating margin of 54.0%; Adjusted EBITDA margin of 60.7%
•Diluted EPS of $3.37, up 9.1%; Adjusted EPS of $3.64, up 11.7%
•Organic recurring subscription Run Rate growth of 8.6%; Retention Rate of 94.8%
•In second quarter 2024 and through July 19, 2024, a total of $289.9 million or 598,928 shares were repurchased at an average repurchase price of $484.01
•Approximately $126.6 million in dividends were paid to shareholders in second quarter 2024; Cash dividend of $1.60 per share declared by MSCI Board of Directors for third quarter 2024

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
In thousands, except per share data (unaudited)	2024	2023	% Change	2024	2023	% Change
Operating revenues	$707,949	$621,157	14.0%	$1,387,914	$1,213,375	14.4%
Operating income	$382,608	$345,953	10.6%	$721,990	$660,555	9.3%
Operating margin %	54.0%	55.7%		52.0%	54.4%

Net income	$266,758	$246,825	8.1%	$522,712	$485,553	7.7%

Diluted EPS	$3.37	$3.09	9.1%	$6.59	$6.05	8.9%
Adjusted EPS	$3.64	$3.26	11.7%	$7.17	$6.40	12.0%

Adjusted EBITDA	$429,955	$377,306	14.0%	$813,528	$722,035	12.7%
Adjusted EBITDA margin %	60.7%	60.7%		58.6%	59.5%

“MSCI’s second quarter results demonstrate the strength of our all-weather franchise, our blue-chip client base, our wide range of solutions, and our relentless focus on execution. Highlights included another quarter of record AUM balances in financial products linked to MSCI indexes, ABF run rate growth of 16%, our best-ever Q2 of new recurring subscription sales, and a retention rate of almost 95%,” said Henry A. Fernandez, Chairman and CEO of MSCI.
“As we capture and commercialize the next evolution of global investing, MSCI is expanding our footprint among large and rapidly growing client segments while strengthening our position among more mature and traditional segments. Our recent announcements, including our game-changing ESG and sustainability partnership with Moody’s and our launch of the MSCI Private Capital Indexes, can help us accelerate this strategy,” Fernandez added.

Second Quarter Consolidated Results
Operating Revenues: Operating revenues were $707.9 million, up 14.0%. Organic operating revenue growth was 9.7%. The $86.8 million increase was the result of $65.8 million in higher recurring subscription revenues and $25.1 million in higher asset-based fees, partially offset by $4.1 million decrease in non-recurring revenues.
Run Rate and Retention Rate: Total Run Rate at June 30, 2024 was $2,807.3 million, up 14.6%. Recurring subscription Run Rate increased by $268.1 million, and asset-based fees Run Rate increased by $89.4 million. Organic recurring subscription Run Rate growth was 8.6%. Retention Rate in second quarter 2024 was 94.8%, compared to 95.5% in second quarter 2023.

Expenses: Total operating expenses were $325.3 million, up 18.2%, including $37.5 million of operating expenses associated with Private Capital Solutions (formerly known as The Burgiss Group, LLC), Carbon Markets (formerly known as Trove Research Ltd), Fabric RQ Inc. ("Fabric") and Foxberry Ltd (“Foxberry”).

Adjusted EBITDA expenses were $278.0 million, up 14.0%, primarily reflecting higher compensation and benefits costs related to higher headcount as a result of business growth and the recent acquisitions as well as increases in non-compensation costs, primarily reflecting higher information technology, professional fees and market data costs.

Adjusted EBITDA expense included $24.7 million of expenses associated with Private Capital Solutions, Carbon Markets, Fabric and Foxberry. Approximately $2.3 million in integration costs and $10.4 million of acquired intangible asset amortization expenses related to these acquisitions were excluded from Adjusted EBITDA expense.

Total operating expenses excluding the impact of foreign currency exchange rate fluctuations (“ex-FX”) and adjusted EBITDA expenses ex-FX increased 18.8% and 14.7%, respectively.

Operating Income: Operating income was $382.6 million, up 10.6%. Operating income margin in second quarter 2024 was 54.0%, compared to 55.7% in second quarter 2023.

Headcount: As of June 30, 2024, we had 6,059 employees, reflecting a 21.7% increase, which was primarily driven by our recent acquisitions. Approximately 31.5% and 68.5% of employees are located in developed market and emerging market locations, respectively.

Other Expense (Income), Net: Other expense (income), net was $42.6 million, up 9.8%, primarily driven by lower interest income reflecting lower average cash balances.

Income Taxes: The effective tax rate was 21.5% in the second quarter 2024 compared to 19.6% in second quarter 2023. The increase was primarily driven by higher statutory tax rates and unfavorable discrete items related to prior years.

Net Income: As a result of the factors described above, net income was $266.8 million, up 8.1%.

Adjusted EBITDA: Adjusted EBITDA was $430.0 million, up 14.0%. Adjusted EBITDA margin in second quarter 2024 was 60.7%, compared to 60.7% in second quarter 2023.

Index Segment:

Table 1A: Results (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
In thousands	2024	2023	% Change	2024	2023	% Change
Operating revenues:
Recurring subscriptions	$217,032	$200,714	8.1%	$429,984	$397,392	8.2%
Asset-based fees	163,281	138,162	18.2%	313,540	271,288	15.6%
Non-recurring	16,879	23,440	(28.0)%	27,540	33,018	(16.6)%
Total operating revenues	397,192	362,316	9.6%	771,064	701,698	9.9%
Adjusted EBITDA expenses	90,202	85,246	5.8%	186,314	170,946	9.0%
Adjusted EBITDA	$306,990	$277,070	10.8%	$584,750	$530,752	10.2%
Adjusted EBITDA margin %	77.3%	76.5%		75.8%	75.6%

Index operating revenues were $397.2 million, up 9.6% and included $0.18 million from the acquisition of Foxberry. The $34.9 million increase was driven by $25.1 million in higher asset-based fees and $16.3 million in higher recurring subscription revenues, partially offset by $6.6 million in lower non-recurring revenues. Organic operating revenue growth for Index was 9.8%.

The growth in recurring subscription revenues was primarily driven by growth from market-cap weighted indexes.

The growth in revenues attributed to asset-based fees were primarily driven by ETFs linked to MSCI equity indexes, primarily due to an increase in average AUM. The balance of the increase was driven by non-ETF indexed funds linked to MSCI indexes, driven by an increase in average AUM and average basis points fees and an increase in revenue from futures and options contracts linked to MSCI indexes.

Non-recurring revenues in second quarter 2024 were lower than second quarter 2023, as second quarter 2023 included one-time fees related to unlicensed usage of our content in historical periods.

Index Run Rate as of June 30, 2024, was $1.5 billion, up 11.8%. The $162.3 million increase was comprised of a $89.4 million increase in asset-based fees Run Rate and a $72.9 million increase in recurring subscription Run Rate. The increase in asset-based fees Run Rate primarily reflected higher
AUM in both ETFs linked to MSCI equity indexes and non-ETF indexed funds linked to MSCI indexes. The increase in recurring subscription Run Rate was primarily driven by growth from market cap-weighted and custom Index products and special packages. The increase reflected growth across all regions. Organic recurring subscription Run Rate growth for Index was 8.8%.

Analytics Segment:

Table 1B: Results (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
In thousands	2024	2023	% Change	2024	2023	% Change
Operating revenues:
Recurring subscriptions	$162,128	$147,504	9.9%	$322,679	$292,007	10.5%
Non-recurring	3,867	2,377	62.7%	7,282	4,944	47.3%
Total operating revenues	165,995	149,881	10.8%	329,961	296,951	11.1%
Adjusted EBITDA expenses	84,323	84,732	(0.5)%	176,077	171,022	3.0%
Adjusted EBITDA	$81,672	$65,149	25.4%	$153,884	$125,929	22.2%
Adjusted EBITDA margin %	49.2%	43.5%		46.6%	42.4%

Analytics operating revenues were $166.0 million, up 10.8%. The $16.1 million increase was primarily driven by growth from recurring subscriptions related to both Multi-Asset Class and Equity Analytics products, which also benefited from subscription revenue related to client implementations. The increase in non-recurring revenues was driven by one-time sales related to both Multi-Asset Class and Equity products as well as a number of implementations which were completed in the quarter. Organic operating revenue growth for Analytics was 11.2%.

Analytics Run Rate as of June 30, 2024, was $674.6 million, up 6.9%. The increase of $43.4 million was primarily driven by growth in both Multi-Asset Class and Equity Analytics products, and reflected growth across all regions and client segments. Organic recurring subscription Run Rate growth for Analytics was 7.4%.

ESG and Climate Segment:

Table 1C: Results (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
In thousands	2024	2023	% Change	2024	2023	% Change
Operating revenues:
Recurring subscriptions	$78,000	$70,047	11.4%	$154,418	$135,779	13.7%
Non-recurring	1,855	1,172	58.3%	3,321	2,498	32.9%
Total operating revenues	79,855	71,219	12.1%	157,739	138,277	14.1%
Adjusted EBITDA expenses	55,925	48,421	15.5%	112,718	97,603	15.5%
Adjusted EBITDA	$23,930	$22,798	5.0%	$45,021	$40,674	10.7%
Adjusted EBITDA margin %	30.0%	32.0%		28.5%	29.4%

ESG and Climate operating revenues were $79.9 million, up 12.1%. The $8.6 million increase was primarily driven by growth from recurring subscriptions related to Climate, Screening and Ratings products. Organic operating revenue growth for ESG and Climate was 10.0%.
ESG and Climate Run Rate as of June 30, 2024, was $333.7 million, up 14.4%. The $41.9 million increase primarily reflects strong growth from Ratings, Climate and Screening products with contributions across all regions and client segments. Organic recurring subscription Run Rate growth for ESG and Climate was 13.4%.

All Other – Private Assets Segment:

Table 1D: Results (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,		June 30,	June 30,
In thousands	2024	2023	% Change	2024	2023	% Change
Operating revenues:
Recurring subscriptions	$64,309	$37,427	71.8%	$127,443	$75,761	68.2%
Non-recurring	598	314	90.4%	1,707	688	148.1%
Total operating revenues	64,907	37,741	72.0%	129,150	76,449	68.9%
Adjusted EBITDA expenses	47,544	25,452	86.8%	99,277	51,769	91.8%
Adjusted EBITDA	$17,363	$12,289	41.3%	$29,873	$24,680	21.0%
Adjusted EBITDA margin %	26.8%	32.6%		23.1%	32.3%

All Other – Private Assets operating revenues, which reflect the Real Assets and Private Capital Solutions operating segments, were $64.9 million, up 72.0% The growth in revenue is primarily driven by $26.8 million of revenues from Private Capital Solutions and recurring subscriptions related to

Performance Insights products. Organic operating revenue growth for All Other – Private Assets was 1.3%.

All Other – Private Assets Run Rate, which reflects the Real Assets and Private Capital Solutions operating segments, was $260.6 million as of June 30, 2024, up 73.0%, and included $105.6 million from Private Capital Solutions. The remaining growth in the run rate was primarily driven by Index Intel and RCA products. Organic recurring subscription Run Rate growth for All Other – Private Assets was 3.0%.

Select Balance Sheet Items and Capital Allocation

Cash Balances and Outstanding Debt: Cash and cash equivalents was $451.4 million as of June 30, 2024, including $3.9 million of restricted cash. MSCI typically seeks to maintain minimum cash balances globally of approximately $225.0 million to $275.0 million for general operating purposes.

Total principal amounts of debt outstanding as of June 30, 2024, were $4.5 billion. The total debt to net income ratio (based on trailing twelve months net income) was 3.8x. The total debt to adjusted EBITDA ratio (based on trailing twelve months adjusted EBITDA) was 2.8x.

MSCI seeks to maintain total debt to adjusted EBITDA in a target range of 3.0x to 3.5x.

Capex and Cash Flow: Capex was $27.3 million, and net cash provided by operating activities increased by 19.7% to $349.2 million, primarily reflecting higher cash collections from clients, partially offset by higher operating expenses. Free cash flow for second quarter 2024 was up 21.3% to $321.9 million.

Share Count and Share Repurchases: Weighted average diluted shares outstanding were 79.2 million in second quarter 2024, down 0.8% year-over-year. Total share repurchases during the quarter were $241.5 million or 499,224 shares at an average repurchase price of $483.79. Total shares outstanding as of June 30, 2024 were 78.7 million. A total of approximately $0.6 billion remains on the outstanding share repurchase authorization as of July 19, 2024.

Dividends: Approximately $126.6 million in dividends were paid to shareholders in second quarter 2024. On July 22, 2024, the MSCI Board of Directors declared a cash dividend of $1.60 per share for third quarter 2024, payable on August 30, 2024, to shareholders of record as of the close of trading on August 16, 2024.

Full-Year 2024 Guidance
MSCI’s guidance for the year ending December 31, 2024 (“Full-Year 2024”) is based on assumptions about a number of factors, in particular related to macroeconomic factors and the capital markets. These assumptions are subject to uncertainty, and actual results for the year could differ materially from our current guidance, including as a result of the uncertainties, risks and assumptions discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Annual Report on Form 10-K, as updated in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. See “Forward-Looking Statements” below.

Guidance Item	Current Guidance for Full-Year 2024	Prior Guidance for Full-Year 2024
Operating Expense	$1,305 to $1,345 million	$1,300 to $1,340 million
Adjusted EBITDA Expense	$1,130 to $1,160 million	$1,130 to $1,160 million
Interest Expense (including amortization of financing fees)(1)	$185 to $189 million	$185 to $189 million
Depreciation & Amortization Expense	$175 to $185 million	$170 to $180 million
Effective Tax Rate	18% to 21%	18% to 21%
Capital Expenditures	$95 to $105 million	$95 to $105 million
Net Cash Provided by Operating Activities	$1,330 to $1,380 million	$1,330 to $1,380 million
Free Cash Flow	$1,225 to $1,285 million	$1,225 to $1,285 million

(1) A portion of our annual interest expense is from our variable rate indebtedness under our Revolving Credit Facility, while the majority is from fixed rate senior unsecured notes. Changes to the secured overnight funding rate (“SOFR”) and indebtedness levels can cause our annual interest expense to vary.

Conference Call Information
MSCI’s senior management will review the second quarter 2024 results on Tuesday, July 23, 2024 at 11:00 AM Eastern Time. To listen to the live event via webcast, visit the events and presentations section of MSCI’s Investor Relations website, https://ir.msci.com/events-and-presentations, or via telephone, dial +1-800-715-9871 conference ID 8653237 within the United States. International callers may dial +1-646-307-1963 conference ID 8653237. The teleconference will also be webcast with an accompanying slide presentation that can be accessed through MSCI’s Investor Relations website.

-Ends-

About MSCI Inc.
MSCI is a leading provider of critical decision support tools and services for the global investment community. With over 50 years of expertise in research, data and technology, we power better investment decisions by enabling clients to understand and analyze key drivers of risk and return and confidently build more effective portfolios. We create industry-leading research-enhanced solutions that clients use to gain insight into and improve transparency across the investment process. To learn more, please visit www.msci.com. MSCI#IR
MSCI Inc. Contacts

Investor Inquiries
jeremy.ulan@msci.com
Jeremy Ulan    +1 646 778 4184
jisoo.suh@msci.com
Jisoo Suh    + 1 917 825 7111

Media Inquiries
PR@msci.com
Melanie Blanco    +1 212 981 1049
Konstantinos Makrygiannis +44(0)7768 930056
Tina Tan    + 852 2844 9320

Forward-Looking Statements
This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, MSCI’s Full-Year 2024 guidance. These forward-looking statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue,” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond MSCI’s control and that could materially affect actual results, levels of activity, performance or achievements.
Other factors that could materially affect actual results, levels of activity, performance or achievements can be found in MSCI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the Securities and Exchange Commission (“SEC”) on February 9, 2024 and in quarterly reports on Form 10-Q and current reports on Form 8-K filed or furnished with the SEC. If any of these risks or uncertainties materialize, or if MSCI’s underlying assumptions prove to be incorrect, actual results may vary significantly from what MSCI projected. Any forward-looking statement in this earnings release reflects MSCI’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to MSCI’s operations, results of operations, growth strategy and liquidity. MSCI assumes no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

Website and Social Media Disclosure
MSCI uses its Investor Relations homepage and its Corporate Responsibility homepage as channels of distribution of company information. The information MSCI posts through these channels may be deemed material. Accordingly, investors should monitor these channels, in addition to following MSCI’s press releases, SEC filings and public conference calls and webcasts. In addition, you may automatically receive email alerts and other information about MSCI when you enroll your email address by visiting the “Email Alerts” section of MSCI’s Investor Relations homepage at http://ir.msci.com/email-alerts. The contents of MSCI’s website, including its quarterly updates, blog, podcasts and social media channels are not, however, incorporated by reference into this earnings release.
Notes Regarding the Use of Operating Metrics
MSCI has presented supplemental key operating metrics as part of this earnings release, including Retention Rate, Run Rate, subscription sales, subscription cancellations and non-recurring sales.
Retention Rate is an important metric because subscription cancellations decrease our Run Rate and ultimately our future operating revenues over time. The annual Retention Rate represents the retained subscription Run Rate (subscription Run Rate at the beginning of the fiscal year less actual cancels during the year) as a percentage of the subscription Run Rate at the beginning of the fiscal year.
The Retention Rate for a non-annual period is calculated by annualizing the cancellations for which we have received a notice of termination or for which we believe there is an intention not to renew or discontinue the subscription during the non-annual period, and we believe that such notice or intention evidences the client’s final decision to terminate or not renew the applicable agreement, even though such termination or non-renewal may not be effective until a later date. This annualized cancellation figure is then divided by the subscription Run Rate at the beginning of the fiscal year to calculate a cancellation rate. This cancellation rate is then subtracted from 100% to derive the annualized Retention Rate for the period.
Retention Rate is computed by operating segment on a product/service-by-product/service basis. In general, if a client reduces the number of products or services to which it subscribes within a segment, or switches between products or services within a segment, we treat it as a cancellation for purposes of calculating our Retention Rate except in the case of a product or service switch that management considers to be a replacement product or service. In those replacement cases, only the net change to the client subscription, if a decrease, is reported as a cancel. In the Analytics and the ESG and Climate operating segments, substantially all product or service switches are treated as replacement products or services and netted in this manner, while in our Index and Real Assets operating segments, product or service switches that are treated as replacement products or services and receive netting treatment occur only in certain limited instances. In addition, we treat any reduction in fees resulting from a down-sell of the same product or service as a cancellation to the extent of the reduction. We do not calculate Retention Rate for that portion of our Run Rate attributable to assets in index-linked investment products or futures and options contracts, in each case, linked to our indexes.
Run Rate estimates at a particular point in time the annualized value of the recurring revenues under our client license agreements (“Client Contracts”) for the next 12 months, assuming all Client Contracts that come up for renewal, or reach the end of the committed subscription period, are renewed and assuming then-current currency exchange rates, subject to the adjustments and exclusions described below. For any Client Contract where fees are linked to an investment product’s assets or trading volume/fees, the Run Rate calculation reflects, for ETFs, the market value on the last trading day of the period, for futures and options, the most recent quarterly volumes and/or reported exchange fees, and for other non-ETF products, the most recent client-reported assets. Run Rate does not include fees associated with “one-time” and other non-recurring transactions. In addition, we add to Run Rate the annualized fee value of recurring new sales, whether to existing or new clients, when we execute Client Contracts, even though the license start date, and associated revenue recognition, may not be effective until a later date. We remove from Run Rate the annualized fee value associated with products or services under any Client Contract when we (i) have received a notice of termination, non-renewal or an indication the client does not intend to continue their subscription during the period and (ii) have determined that such notice evidences the client’s final decision to terminate or not renew the applicable products or services, even though such termination or non-renewal may not be effective until a later date.

“Organic recurring subscription Run Rate growth” is defined as the period over period Run Rate growth, excluding the impact of changes in foreign currency and the first year impact of any acquisitions. It is also adjusted for divestitures. Changes in foreign currency are calculated by applying the currency exchange rate from the comparable prior period to current period foreign currency denominated Run Rate.
Sales represents the annualized value of products and services clients commit to purchase from MSCI and will result in additional operating revenues. Non-recurring sales represent the actual value of the customer agreements entered into during the period and are not a component of Run Rate. New recurring subscription sales represent additional selling activities, such as new customer agreements, additions to existing agreements or increases in price that occurred during the period and are additions to Run Rate. Subscription cancellations reflect client activities during the period, such as discontinuing products and services and/or reductions in price, resulting in reductions to Run Rate. Net new recurring subscription sales represent the amount of new recurring subscription sales net of subscription cancellations during the period, which reflects the net impact to Run Rate during the period.
Total gross sales represent the sum of new recurring subscription sales and non-recurring sales. Total net sales represent the total gross sales net of the impact from subscription cancellations.
Notes Regarding the Use of Non-GAAP Financial Measures

MSCI has presented supplemental non-GAAP financial measures as part of this earnings release. Reconciliations are provided in Tables 9 through 14 below that reconcile each non-GAAP financial measure with the most comparable GAAP measure. The non-GAAP financial measures presented in this earnings release should not be considered as alternative measures for the most directly comparable GAAP financial measures. The non-GAAP financial measures presented in this earnings release are used by management to monitor the financial performance of the business, inform business decision-making and forecast future results.
“Adjusted EBITDA” is defined as net income before (1) provision for income taxes, (2) other expense (income), net, (3) depreciation and amortization of property, equipment and leasehold improvements, (4) amortization of intangible assets and, at times, (5) certain other transactions or adjustments, including, when applicable, certain acquisition-related integration and transaction costs.
“Adjusted EBITDA expenses” is defined as operating expenses less depreciation and amortization of property, equipment and leasehold improvements and amortization of intangible assets and, at times, certain other transactions or adjustments, including, when applicable, certain acquisition-related integration and transaction costs.
“Adjusted EBITDA margin” is defined as adjusted EBITDA divided by operating revenues.
“Adjusted net income” and “adjusted EPS” are defined as net income and diluted EPS, respectively, before the after-tax impact of: the amortization of acquired intangible assets, including the amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value and, at times, certain other transactions or adjustments, including, when applicable, the impact related to certain acquisition-related integration and transaction costs, the impact related to write-off of deferred fees on debt extinguishment and the impact related to gain from changes in ownership interest of investees.
“Capex” is defined as capital expenditures plus capitalized software development costs.
“Free cash flow” is defined as net cash provided by operating activities, less Capex.
“Organic operating revenue growth” is defined as operating revenue growth compared to the prior year period excluding the impact of acquired businesses, divested businesses and foreign currency exchange rate fluctuations.
Asset-based fees ex-FX does not adjust for the impact from foreign currency exchange rate fluctuations on the underlying assets under management (“AUM”).
We believe adjusted EBITDA, adjusted EBITDA margin and adjusted EBITDA expenses are meaningful measures of the operating performance of MSCI because they adjust for significant one-time, unusual or non-recurring items as well as eliminate the accounting effects of certain capital spending and acquisitions that do not directly affect what management considers to be our ongoing operating performance in the period.
We believe adjusted net income and adjusted EPS are meaningful measures of the performance of MSCI because they adjust for the after-tax impact of significant one-time, unusual or non-recurring items as well as eliminate the impact of any transactions that do not directly affect what management considers to be our ongoing operating performance in the period. We also exclude the after-tax impact of the amortization of acquired intangible assets and amortization of the basis difference between the cost of the equity method investment and MSCI’s share of the net assets of the investee at historical carrying value, as these non-cash amounts are significantly impacted by the timing and size of each acquisition and therefore not meaningful to the ongoing operating performance in the period.
We believe that free cash flow is useful to investors because it relates the operating cash flow of MSCI to the capital that is spent to continue and improve business operations, such as investment in MSCI’s existing products. Further, free cash flow indicates our ability to strengthen MSCI’s balance sheet, repay our debt obligations, pay cash dividends and repurchase shares of our common stock.
We believe organic operating revenue growth is a meaningful measure of the operating performance of MSCI because it adjusts for the impact of foreign currency exchange rate fluctuations and excludes the impact of operating revenues attributable to acquired and divested businesses for the comparable prior year period, providing insight into our ongoing operating performance for the period(s) presented.
We believe that the non-GAAP financial measures presented in this earnings release facilitate meaningful period-to-period comparisons and provide a baseline for the evaluation of future results.
Adjusted EBITDA expenses, adjusted EBITDA margin, adjusted EBITDA, adjusted net income, adjusted EPS, Capex, free cash flow and organic operating revenue growth are not defined in the same manner by all companies and may not be comparable to similarly-titled non-GAAP financial measures of other companies. These measures can differ significantly from company to company depending on, among other things, long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Accordingly, the Company’s computation of these measures may not be comparable to similarly-titled measures computed by other companies.
Notes Regarding Adjusting for the Impact of Foreign Currency Exchange Rate Fluctuations
Foreign currency exchange rate fluctuations reflect the difference between the current period results as reported compared to the current period results recalculated using the foreign currency exchange rates in effect for the comparable prior period. While operating revenues adjusted for the impact of foreign currency fluctuations includes asset-based fees that have been adjusted for the impact of foreign currency fluctuations, the underlying AUM, which is the primary component of asset-based fees, is not adjusted for foreign currency fluctuations. Approximately three-fifths of the AUM is invested in securities denominated in currencies other than the U.S. dollar, and accordingly, any such impact is excluded from the disclosed foreign currency-adjusted variances.

Table 2: Condensed Consolidated Statements of Income (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
In thousands, except per share data	2024	2023	Change	2024	2023	Change
Operating revenues	$707,949	$621,157	14.0%	$1,387,914	$1,213,375	14.4%
Operating expenses:
Cost of revenues (exclusive of depreciation and amortization)	128,109	110,066	16.4%	256,623	218,713	17.3%
Selling and marketing	71,454	67,988	5.1%	143,622	134,463	6.8%
Research and development	41,073	30,140	36.3%	81,598	61,463	32.8%
General and administrative	39,706	35,657	11.4%	96,397	76,701	25.7%
Amortization of intangible assets	40,773	26,154	55.9%	79,377	50,821	56.2%
Depreciation and amortization of property,
equipment and leasehold improvements	4,226	5,199	(18.7)%	8,307	10,659	(22.1)%
Total operating expenses(1)	325,341	275,204	18.2%	665,924	552,820	20.5%

Operating income	382,608	345,953	10.6%	721,990	660,555	9.3%

Interest income	(6,110)	(10,403)	(41.3)%	(12,158)	(20,765)	(41.4)%
Interest expense	46,633	46,617	—%	93,307	92,823	0.5%
Other expense (income)	2,091	2,581	(19.0)%	4,954	4,967	(0.3)%
Other expense (income), net	42,614	38,795	9.8%	86,103	77,025	11.8%

Income before provision for income taxes	339,994	307,158	10.7%	635,887	583,530	9.0%

Provision for income taxes	73,236	60,333	21.4%	113,175	97,977	15.5%
Net income	$266,758	$246,825	8.1%	$522,712	$485,553	7.7%

Earnings per basic common share	$3.37	$3.10	8.7%	$6.60	$6.08	8.6%

Earnings per diluted common share	$3.37	$3.09	9.1%	$6.59	$6.05	8.9%

Weighted average shares outstanding used
in computing earnings per share:

Basic	79,085	79,592	(0.6)%	79,140	79,815	(0.8)%
Diluted	79,245	79,905	(0.8)%	79,377	80,193	(1.0)%

n/m: not meaningful.

(1) Includes stock-based compensation expense of $19.3 million and $16.0 million for the three months ended June 30, 2024 and June 30, 2023, respectively. Includes stock-based compensation expense of $54.0 million and $37.6 million for the six months ended June 30, 2024 and June 30, 2023, respectively.

Table 3: Condensed Consolidated Balance Sheet (unaudited)

	As of
	June 30,	Dec. 31,
In thousands	2024	2023
ASSETS
Current assets:
Cash and cash equivalents (includes restricted cash of $3,883 and $3,878 at June 30, 2024 and December 31, 2023, respectively)	$451,401	$461,693
Accounts receivable (net of allowances of $4,476 and $3,968 at June 30, 2024 and December 31, 2023, respectively)	709,487	839,555
Other current assets	154,164	116,905
Total current assets	1,315,052	1,418,153
Property, equipment and leasehold improvements, net	63,974	55,920
Right of use assets	129,542	115,243
Goodwill	2,909,415	2,887,692
Intangible assets, net	949,166	956,234
Other non-current assets	89,684	84,977
Total assets	$5,456,833	$5,518,219

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Current portion of long-term debt	$—	$10,902
Deferred revenue	1,017,997	1,083,864
Other current liabilities	358,445	422,259
Total current liabilities	1,376,442	1,517,025
Long-term debt	4,508,730	4,496,826
Long-term operating lease liabilities	130,559	120,134
Other non-current liabilities	175,585	123,998
Total liabilities	6,191,316	6,257,983

Total shareholders’ equity (deficit)	(734,483)	(739,764)
Total liabilities and shareholders’ equity (deficit)	$5,456,833	$5,518,219

Table 4: Condensed Consolidated Statement of Cash Flow (unaudited)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
In thousands	2024	2023	Change	2024	2023	Change
Cash flows from operating activities
Net income	$266,758	$246,825	8.1%	$522,712	$485,553	7.7%
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	40,773	26,154	55.9%	79,377	50,821	56.2%
Stock-based compensation expense	19,396	16,143	20.2%	53,732	37,231	44.3%
Depreciation and amortization of property, equipment and leasehold improvements	4,226	5,199	(18.7)%	8,307	10,659	(22.1)%
Amortization of right of use assets	6,024	5,804	3.8%	11,837	11,586	2.2%
Loss on extinguishment of debt	—	—	—%	1,510	—	100.0%
Other adjustment	51,915	(6,178)	n/m	42,037	(3,262)	n/m
Net changes in other operating assets and liabilities	(39,844)	(2,143)	n/m	(70,127)	(36,643)	(91.4)%
Net cash provided by operating activities	349,248	291,804	19.7%	649,385	555,945	16.8%

Cash flows from investing activities
Capitalized software development costs	(18,707)	(17,312)	(8.1)%	(38,673)	(32,663)	(18.4)%
Capital expenditures	(8,618)	(9,153)	5.8%	(12,889)	(15,378)	16.2%
Cash paid for acquisitions, net of cash acquired	(19,647)	—	100.0%	(27,467)	—	100.0%
Other	(153)	(203)	24.6%	(429)	(389)	(10.3)%
Net cash used in investing activities	(47,125)	(26,668)	(64.1)%	(79,458)	(48,430)	(64.1)%

Cash flows from financing activities
Repurchase of common stock held in treasury	(241,718)	(441,457)	45.2%	(311,709)	(485,417)	35.8%
Payment of dividends	(126,918)	(110,115)	(15.3)%	(258,223)	(222,260)	(16.2)%
Repayment of borrowings	—	(2,187)	100.0%	(339,063)	(4,375)	n/m
Proceeds from borrowings	—	—	—%	336,875	—	100.0%
Payment of debt issuance costs	—	—	—%	(3,739)	—	100.0%
Net cash used in financing activities	(368,636)	(553,759)	33.4%	(575,859)	(712,052)	19.1%

Effect of exchange rate changes	(1,401)	344	n/m	(4,360)	3,302	n/m

Net (decrease) increase in cash, cash equivalents and restricted cash	(67,914)	(288,279)	76.4%	(10,292)	(201,235)	94.9%
Cash, cash equivalents and restricted cash, beginning of period	519,315	1,080,608	(51.9)%	461,693	993,564	(53.5)%
Cash, cash equivalents and restricted cash, end of period	$451,401	$792,329	(43.0)%	$451,401	$792,329	(43.0)%

n/m: not meaningful.

Table 5: Operating Results by Segment and Revenue Type (unaudited)

Index	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
In thousands	2024	2023	Change	2024	2023	Change
Operating revenues:
Recurring subscriptions	$217,032	$200,714	8.1%	$429,984	$397,392	8.2%
Asset-based fees	163,281	138,162	18.2%	313,540	271,288	15.6%
Non-recurring	16,879	23,440	(28.0)%	27,540	33,018	(16.6)%
Total operating revenues	397,192	362,316	9.6%	771,064	701,698	9.9%
Adjusted EBITDA expenses	90,202	85,246	5.8%	186,314	170,946	9.0%
Adjusted EBITDA	$306,990	$277,070	10.8%	$584,750	$530,752	10.2%
Adjusted EBITDA margin %	77.3%	76.5%		75.8%	75.6%

Analytics	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
In thousands	2024	2023	Change	2024	2023	Change
Operating revenues:
Recurring subscriptions	$162,128	$147,504	9.9%	$322,679	$292,007	10.5%
Non-recurring	3,867	2,377	62.7%	7,282	4,944	47.3%
Total operating revenues	165,995	149,881	10.8%	329,961	296,951	11.1%
Adjusted EBITDA expenses	84,323	84,732	(0.5)%	176,077	171,022	3.0%
Adjusted EBITDA	$81,672	$65,149	25.4%	$153,884	$125,929	22.2%
Adjusted EBITDA margin %	49.2%	43.5%		46.6%	42.4%

ESG and Climate	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
In thousands	2024	2023	Change	2024	2023	Change
Operating revenues:
Recurring subscriptions	$78,000	$70,047	11.4%	$154,418	$135,779	13.7%
Non-recurring	1,855	1,172	58.3%	3,321	2,498	32.9%
Total operating revenues	79,855	71,219	12.1%	157,739	138,277	14.1%
Adjusted EBITDA expenses	55,925	48,421	15.5%	112,718	97,603	15.5%
Adjusted EBITDA	$23,930	$22,798	5.0%	$45,021	$40,674	10.7%
Adjusted EBITDA margin %	30.0%	32.0%		28.5%	29.4%

All Other - Private Assets	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
In thousands	2024	2023	Change	2024	2023	Change
Operating revenues:
Recurring subscriptions	$64,309	$37,427	71.8%	$127,443	$75,761	68.2%
Non-recurring	598	314	90.4%	1,707	688	148.1%
Total operating revenues	64,907	37,741	72.0%	129,150	76,449	68.9%
Adjusted EBITDA expenses	47,544	25,452	86.8%	99,277	51,769	91.8%
Adjusted EBITDA	$17,363	$12,289	41.3%	$29,873	$24,680	21.0%
Adjusted EBITDA margin %	26.8%	32.6%		23.1%	32.3%

Consolidated	Three Months Ended			Six Months Ended
	June 30,	June 30,	%	June 30,	June 30,	%
In thousands	2024	2023	Change	2024	2023	Change
Operating revenues:
Recurring subscriptions	$521,469	$455,692	14.4%	$1,034,524	$900,939	14.8%
Asset-based fees	163,281	138,162	18.2%	313,540	271,288	15.6%
Non-recurring	23,199	27,303	(15.0)%	39,850	41,148	(3.2)%
Operating revenues total	707,949	621,157	14.0%	1,387,914	1,213,375	14.4%
Adjusted EBITDA expenses	277,994	243,851	14.0%	574,386	491,340	16.9%
Adjusted EBITDA	$429,955	$377,306	14.0%	$813,528	$722,035	12.7%
Operating margin %	54.0%	55.7%		52.0%	54.4%
Adjusted EBITDA margin %	60.7%	60.7%		58.6%	59.5%

Table 6: Sales and Retention Rate by Segment (unaudited)(1)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
In thousands	2024	2023	2024	2023
Index
New recurring subscription sales	$31,297	$31,088	$54,810	$56,178
Subscription cancellations	(10,312)	(8,133)	(25,014)	(15,215)
Net new recurring subscription sales	$20,985	$22,955	$29,796	$40,963
Non-recurring sales	$17,993	$26,904	$30,804	$39,686
Total gross sales	$49,290	$57,992	$85,614	$95,864
Total Index net sales	$38,978	$49,859	$60,600	$80,649

Index Retention Rate(2)	95.2%	95.8%	94.2%	96.1%

Analytics
New recurring subscription sales	$21,269	$18,290	$35,357	$31,964
Subscription cancellations	(6,900)	(7,368)	(17,694)	(16,551)
Net new recurring subscription sales	$14,369	$10,922	$17,663	$15,413
Non-recurring sales	$4,057	$4,158	$6,519	$5,528
Total gross sales	$25,326	$22,448	$41,876	$37,492
Total Analytics net sales	$18,426	$15,080	$24,182	$20,941

Analytics Retention Rate(3)	95.8%	95.2%	94.7%	94.6%

ESG and Climate
New recurring subscription sales	$18,557	$13,887	$30,028	$26,373
Subscription cancellations	(4,570)	(2,057)	(11,921)	(4,692)
Net new recurring subscription sales	$13,987	$11,830	$18,107	$21,681
Non-recurring sales	$2,835	$1,315	$4,507	$2,534
Total gross sales	$21,392	$15,202	$34,535	$28,907
Total ESG and Climate net sales	$16,822	$13,145	$22,614	$24,215

ESG and Climate Retention Rate(4)	94.3%	96.9%	92.5%	96.5%

All Other - Private Assets
New recurring subscription sales	$11,654	$4,815	$19,918	$9,958
Subscription cancellations	(5,580)	(2,625)	(10,502)	(5,481)
Net new recurring subscription sales	$6,074	$2,190	$9,416	$4,477
Non-recurring sales	$752	$594	$1,841	$807
Total gross sales	$12,406	$5,409	$21,759	$10,765
Total All Other - Private Assets net sales	$6,826	$2,784	$11,257	$5,284

All Other - Private Assets Retention Rate(5)	91.2%	92.8%	91.7%	92.5%

Consolidated
New recurring subscription sales	$82,777	$68,080	$140,113	$124,473
Subscription cancellations	(27,362)	(20,183)	(65,131)	(41,939)
Net new recurring subscription sales	$55,415	$47,897	$74,982	$82,534
Non-recurring sales	$25,637	$32,971	$43,671	$48,555
Total gross sales	$108,414	$101,051	$183,784	$173,028
Total net sales	$81,052	$80,868	$118,653	$131,089

Total Retention Rate(6)	94.8%	95.5%	93.8%	95.4%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of new recurring subscription sales, subscription cancellations, net new recurring subscription sales, non-recurring sales, total gross sales, total net sales and Retention Rate.

(2) Retention rate for Index excluding the impact of the acquisition of Foxberry was 95.2% and 94.2% for the three and six months ended Jun. 30, 2024, respectively.
(3) Retention rate for Analytics excluding the impact of the acquisition of Fabric was 95.8% and 94.7% for the three and six months ended Jun. 30, 2024, respectively.
(4) Retention rate for ESG and Climate excluding the impact of the acquisition of Trove was 94.5% and 92.6% for the three and six months ended Jun. 30, 2024, respectively.
(5) Retention rate for All Other – Private Assets excluding the impact of the acquisition of Burgiss was 90.1% and 90.0% for the three and six months ended Jun. 30, 2024, respectively.
(6) Total retention rate excluding the impact of the acquisitions of Foxberry, Fabric, Trove and Burgiss was 94.9% and 93.8% for the three and six months ended Jun. 30, 2024, respectively.

Table 7: AUM in ETFs Linked to MSCI Equity Indexes (unaudited)(1)(2)

	Three Months Ended					Six Months Ended
	June 30,	Sep. 30,	Dec. 31,	Mar. 31,	June 30,	June 30,	June 30,
In billions	2023	2023	2023	2024	2024	2023	2024
Beginning Period AUM in ETFs linked to
MSCI equity indexes	$1,305.4	$1,372.5	$1,322.8	$1,468.9	$1,582.6	$1,222.9	$1,468.9
Market Appreciation/(Depreciation)	48.4	(56.1)	130.5	92.8	21.2	123.5	114.0
Cash Inflows	18.7	6.4	15.6	20.9	28.1	26.1	49.0
Period-End AUM in ETFs linked to
MSCI equity indexes	$1,372.5	$1,322.8	$1,468.9	$1,582.6	$1,631.9	$1,372.5	$1,631.9

Period Average AUM in ETFs linked to
MSCI equity indexes	$1,333.8	$1,376.5	$1,364.9	$1,508.8	$1,590.6	$1,310.7	$1,549.7

Period-End Basis Point Fee(3)	2.52	2.51	2.50	2.48	2.47	2.52	2.47

(1) The historical values of the AUM in ETFs linked to our equity indexes as of the last day of the month and the monthly average balance can be found under the link “AUM in ETFs Linked to MSCI Equity Indexes” on our Investor Relations homepage at http://ir.msci.com. Information contained on our website is not incorporated by reference into this Press Release or any other report filed with the SEC. The AUM in ETFs also includes AUM in Exchange Traded Notes, the value of which is less than 1% of the AUM amounts presented.

(2) The value of AUM in ETFs linked to MSCI equity indexes is calculated by multiplying the equity ETFs net asset value by the number of shares outstanding.
(3) Based on period-end Run Rate for ETFs linked to MSCI equity indexes using period-end AUM.

Table 8: Run Rate by Segment and Type (unaudited)(1)

	As of
	June 30,	June 30,	%
In thousands	2024	2023	Change
Index
Recurring subscriptions	$891,633	$818,780	8.9%
Asset-based fees	646,811	557,414	16.0%
Index Run Rate	1,538,444	1,376,194	11.8%

Analytics Run Rate	674,609	631,218	6.9%

ESG and Climate Run Rate	333,683	291,802	14.4%

All Other - Private Assets Run Rate	260,556	150,587	73.0%

Total Run Rate	$2,807,292	$2,449,801	14.6%

Total recurring subscriptions	$2,160,481	$1,892,387	14.2%
Total asset-based fees	646,811	557,414	16.0%
Total Run Rate	$2,807,292	$2,449,801	14.6%

(1) See "Notes Regarding the Use of Operating Metrics" for details regarding the definition of Run Rate.

Table 9: Reconciliation of Net Income to Adjusted EBITDA (unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
In thousands	2024	2023	2024	2023
Net income	$266,758	$246,825	$522,712	$485,553
Provision for income taxes	73,236	60,333	113,175	97,977
Other expense (income), net	42,614	38,795	86,103	77,025
Operating income	382,608	345,953	721,990	660,555
Amortization of intangible assets	40,773	26,154	79,377	50,821
Depreciation and amortization of property,
equipment and leasehold improvements	4,226	5,199	8,307	10,659
Acquisition-related integration and transaction costs(1)	2,348	—	3,854	—
Consolidated adjusted EBITDA	$429,955	$377,306	$813,528	$722,035

Index adjusted EBITDA	$306,990	$277,070	$584,750	$530,752
Analytics adjusted EBITDA	81,672	65,149	153,884	125,929
ESG and Climate adjusted EBITDA	23,930	22,798	45,021	40,674
All Other - Private Assets adjusted EBITDA	17,363	12,289	29,873	24,680
Consolidated adjusted EBITDA	$429,955	$377,306	$813,528	$722,035

(1) Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.

Table 10: Reconciliation of Net Income and Diluted EPS to Adjusted Net Income and Adjusted EPS (unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
In thousands, except per share data	2024	2023	2024	2023
Net income	$266,758	$246,825	$522,712	$485,553
Plus: Amortization of acquired intangible assets and
equity method investment basis difference	25,893	16,825	51,160	33,634
Plus: Acquisition-related integration and transaction costs(1)	2,348	—	3,854	—
Plus: Write-off of deferred fees on debt extinguishment	—	—	1,510	—
Less: Gain from changes in ownership interest of investees	—	—	—	(447)
Less: Income tax effect(2)	(6,164)	(3,357)	(10,172)	(5,553)
Adjusted net income	$288,835	$260,293	$569,064	$513,187

Diluted EPS	$3.37	$3.09	$6.59	$6.05
Plus: Amortization of acquired intangible assets and
equity method investment basis difference	0.32	0.21	0.64	0.42
Plus: Acquisition-related integration and transaction costs(1)	0.03	—	0.05	—
Plus: Write-off of deferred fees on debt extinguishment	—	—	0.02	—
Less: Gain from changes in ownership interest of investees	—	—	—	(0.01)
Less: Income tax effect(2)	(0.08)	(0.04)	(0.13)	(0.06)
Adjusted EPS	$3.64	$3.26	$7.17	$6.40

Diluted weighted average common shares outstanding	79,245	79,905	79,377	80,193

(1) Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.

(2) Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

Table 11: Reconciliation of Operating Expenses to Adjusted EBITDA Expenses (unaudited)

	Three Months Ended		Six Months Ended		Full-Year
	June 30,	June 30,	June 30,	June 30,	2024
In thousands	2024	2023	2024	2023	Guidance (1)
Total operating expenses	$325,341	$275,204	$665,924	$552,820	$1,305,000 - $1,345,000
Amortization of intangible assets	40,773	26,154	79,377	50,821
Depreciation and amortization of property,
equipment and leasehold improvements	4,226	5,199	8,307	10,659	$175,000 - $185,000
Acquisition-related integration and transaction costs(2)	2,348	—	3,854	—
Consolidated adjusted EBITDA expenses	$277,994	$243,851	$574,386	$491,340	$1,130,000 - $1,160,000

Index adjusted EBITDA expenses	$90,202	$85,246	$186,314	$170,946
Analytics adjusted EBITDA expenses	84,323	84,732	176,077	171,022
ESG and Climate adjusted EBITDA expenses	55,925	48,421	112,718	97,603
All Other - Private Assets adjusted EBITDA expenses	47,544	25,452	99,277	51,769
Consolidated adjusted EBITDA expenses	$277,994	$243,851	$574,386	$491,340	$1,130,000 - $1,160,000

(1) We have not provided a full line-item reconciliation for total operating expenses to adjusted EBITDA expenses for this future period because we believe such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and we are unable to reasonably predict certain items contained in the GAAP measure without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company's control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. See “Forward-Looking Statements” above.

(2) Represents transaction expenses and other costs directly related to the acquisition and integration of acquired businesses, including professional fees, severance expenses, regulatory filing fees and other costs, in each case that are incurred no later than 12 months after the close of the relevant acquisition.

Table 12: Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow (unaudited)

	Three Months Ended		Six Months Ended		Full-Year
	June 30,	June 30,	June 30,	June 30,	2024
In thousands	2024	2023	2024	2023	Guidance (1)
Net cash provided by operating activities	$349,248	$291,804	$649,385	$555,945	$1,330,000 - $1,380,000
Capital expenditures	(8,618)	(9,153)	(12,889)	(15,378)
Capitalized software development costs	(18,707)	(17,312)	(38,673)	(32,663)
Capex	(27,325)	(26,465)	(51,562)	(48,041)	($95,000 - $105,000)
Free cash flow	$321,923	$265,339	$597,823	$507,904	$1,225,000 - $1,285,000

(1) We have not provided a line-item reconciliation for free cash flow to net cash provided by operating activities for this future period because we believe such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and we are unable to reasonably predict certain items contained in the GAAP measure without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company's control or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures. See “Forward-Looking Statements” above.

Table 13: Second Quarter 2024 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Three Months Ended June 30, 2024 and 2023
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	9.6%	8.1%	18.2%	(28.0)%
Impact of acquisitions and divestitures	—%	(0.1)%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.2%	0.4%	0.1%	—%
Organic operating revenue growth	9.8%	8.4%	18.3%	(28.0)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	10.8%	9.9%	—%	62.7%
Impact of acquisitions and divestitures	(0.2)%	(0.1)%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.6%	0.6%	—%	2.0%
Organic operating revenue growth	11.2%	10.4%	—%	64.7%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
ESG and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	12.1%	11.4%	—%	58.3%
Impact of acquisitions and divestitures	(1.6)%	(1.7)%	—%	(2.2)%
Impact of foreign currency exchange rate fluctuations	(0.5)%	(0.5)%	—%	1.3%
Organic operating revenue growth	10.0%	9.2%	—%	57.4%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	72.0%	71.8%	—%	90.4%
Impact of acquisitions and divestitures	(70.9)%	(70.6)%	—%	(105.4)%
Impact of foreign currency exchange rate fluctuations	0.2%	0.3%	—%	—%
Organic operating revenue growth	1.3%	1.5%	—%	(15.0)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	14.0%	14.4%	18.2%	(15.0)%
Impact of acquisitions and divestitures	(4.6)%	(6.1)%	—%	(1.3)%
Impact of foreign currency exchange rate fluctuations	0.3%	0.3%	0.1%	0.2%
Organic operating revenue growth	9.7%	8.6%	18.3%	(16.1)%

Table 14: Six Months 2024 Reconciliation of Operating Revenue Growth to Organic Operating Revenue Growth (unaudited)

	Comparison of the Six Months Ended June 30, 2024 and 2023
	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Index	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	9.9%	8.2%	15.6%	(16.6)%
Impact of acquisitions and divestitures	—%	—%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.2%	0.3%	0.1%	—%
Organic operating revenue growth	10.1%	8.5%	15.7%	(16.6)%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Analytics	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	11.1%	10.5%	—%	47.3%
Impact of acquisitions and divestitures	(0.1)%	(0.1)%	—%	—%
Impact of foreign currency exchange rate fluctuations	0.6%	0.5%	—%	1.8%
Organic operating revenue growth	11.6%	10.9%	—%	49.1%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
ESG and Climate	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	14.1%	13.7%	—%	32.9%
Impact of acquisitions and divestitures	(1.8)%	(1.7)%	—%	(2.7)%
Impact of foreign currency exchange rate fluctuations	(1.8)%	(1.9)%	—%	0.5%
Organic operating revenue growth	10.5%	10.1%	—%	30.7%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
All Other - Private Assets	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	68.9%	68.2%	—%	148.1%
Impact of acquisitions and divestitures	(66.7)%	(66.5)%	—%	(84.9)%
Impact of foreign currency exchange rate fluctuations	(0.2)%	(0.3)%	—%	(0.1)%
Organic operating revenue growth	2.0%	1.4%	—%	63.1%

	Total	Recurring Subscription	Asset-Based Fees	Non-Recurring Revenues
Consolidated	Change Percentage	Change Percentage	Change Percentage	Change Percentage
Operating revenue growth	14.4%	14.8%	15.6%	(3.2)%
Impact of acquisitions and divestitures	(4.5)%	(5.9)%	—%	(1.5)%
Impact of foreign currency exchange rate fluctuations	0.1%	—%	0.1%	0.2%
Organic operating revenue growth	10.0%	8.9%	15.7%	(4.5)%